                                                             EXHIBIT 1.A(1)


                              LUTHERAN BROTHERHOOD

                           CERTIFICATE OF RESOLUTION
                           -------------------------

            I, Otis F. Hilbert, being the duly elected Assistant Secretary of LUTHERAN BROTHERHOOD, a fraternal benefit society organized and existing under and by virtue of the laws of the State of Minnesota (hereinafter called "the Society") having its principal office at 625 Fourth Avenue South, Minneapolis, do hereby certify that the following is a true and complete copy of resolutions duly adopted at a meeting of the Board of Directors of the Society duly called and held on May 8, 1993, at which a quorum was present and voting; that said resolutions are still in full force and effect and have not been rescinded; and that said resolutions are not in conflict with the articles of Incorporation or the Bylaws of the Society:

            IN WITNESS WHEREOF, I have hereunto set my hand and the Seal of the Society this 29th day of June, 1993.

Corporate Seal Attached                        /s/Otis F. Hilbert/initials/
                                             -------------------------------
                                              Assistant Secretary

Signed and subscribed to before me
this 29th day of June, 1993.

   /s/Audrey P. Hodgson
-------------------------------------
Notary Public

[NOTARY SEAL]      AUDREY P. HODGSON
               Notary Public - Minnesota
                    HENNEPIN COUNTY
              My Commission Expires Dec. 16, 1997


                             LUTHERAN BROTHERHOOD

                                  RESOLUTION
                                  ----------

          WHEREAS, the Society desires to develop, sell and administer flexible premium variable life insurance contracts, and

          WHEREAS, the Society desires to establish such separate accounts as may be necessary and appropriate for the Society's planned flexible premium variable life insurance contracts, and

          WHEREAS, the Society desires to authorize management of the Society to proceed with the development of this product and obtain the necessary state and federal approvals for the issuance of such product.

          NOW THEREFORE BE IT RESOLVED, that pursuant to Minnesota Statutes, the Society hereby establishes a separate account under the name "LB Variable Insurance Account I" (the "Account"), for assets to be held and applied exclusively for the benefit of the holders of flexible premium variable life insurance contracts issued by the Society and designated by the Society as contracts under which the dollar amount of death benefits may, and the accumulated value thereof shall vary so as to reflect the investment results of the Account, and the assets held in the Account shall not be chargeable with liabilities arising out of any other business the Society may conduct but shall be held and applied exclusively for the benefit of the holders of such contracts.

          RESOLVED, that the Account be registered as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act"), and that application be made for exemptions from such provisions of the 1940 Act as the Chief Executive Officer, President, any Executive Vice President, any Senior Vice President, Secretary or the Treasurer of the Society may deem necessary or advisable.

          RESOLVED, that the Chief Executive Officer, President, any Executive Vice President, any Senior Vice President, the Secretary or the Treasurer of the Society is hereby authorized, for and on behalf of the Society and with respect to the Account, to execute and file with the Securities and Exchange Commission a notification of registration on Form N-8A and N-8B2, respectively, or other applicable forms, for the registration of the Account under the 1940 Act and to execute and file notification of claim of exemptions, or application for exemptions, from provisions of the 1940 Act, all in such form as such officer may approve, with such amendments, exhibits and other supporting documents thereto, and to execute and deliver all such other and further instruments, and to take such other and further action on connection therewith, as such officer may deem necessary or advisable.

          RESOLVED, that the Chief Executive Officer, President, any Executive Vice President, any Senior Vice President, the Secretary or the Treasurer of the Society is hereby authorized, for and on behalf of the Society, to execute and file with the Securities and Exchange Commission a registration statement on Form S-6, or other applicable form, for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of flexible premium variable life insurance contracts to be issued by the Society in connection with the Account and other interests in the Account, in such form as such officer may approve, with such amendments, exhibits and other supporting documents thereto, and to execute and deliver all such other and further instruments, and to take such other and further action in connection therewith, as such officer may deem necessary or advisable.

          RESOLVED, that David J. Larson is hereby designated as the person authorized to receive notices and communications from the Securities and Exchange Commission with respect to such registration statements to be filed under the 1933 Act, with the powers conferred upon him as such person by the 1933 Act and the rules and regulations of such Commission issued thereunder.

          RESOLVED, that the Chief Executive Officer, President, any Executive Vice President, any Senior Vice President, the Secretary or the Treasurer of the Society, and such other officers and employees of the Society as the President of the Society may designate, and each of them, are hereby authorized, for and on behalf of the Society, to execute such other and further instruments (including, without limitation, a distribution agreement with respect to sale of the contracts), and to take such other and further action, as they, or any of them, may deem necessary or advisable to carry out the purposes of the foregoing resolutions.



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